Exhibit 99.1

Vecima Completes Purchase of Spectrum Signal Processing

VICTORIA, BRITISH COLUMBIA – (May 2, 2007) – Vecima Networks Inc. (“Vecima”) (TSX:VCM) is pleased to announce that it has completed the acquisition of all of the issued and outstanding common shares of Spectrum Signal Processing Inc. (“Spectrum”) for a total purchase price of approximately $18.3 million, made up of 820,000 Vecima shares and approximately $10.1 million in cash.

The statutory plan of arrangement (the “Arrangement”), announced on February 16, 2007, involving Spectrum, its shareholders and Vecima, was approved by the Supreme Court of British Columbia on April 27, 2007 and by the Committee on Foreign Investments in the United States (CFIUS) on April 26, 2007. More than 92% of Spectrum shareholders represented at its special meeting held on April 20, 2007 voted to approve the Arrangement.

“Spectrum’s shareholder vote clearly demonstrated strong support in favor of this Arrangement that fuses two powerful technological portfolios to enhance our position and opportunities in the emerging WiMAX market. The strategic fit of Spectrum’s compelling product portfolio focused at the commercial and defense broadband wireless markets advantageously positions Vecima to deliver the power and security of software-defined radio technologies to the commercial broadband wireless market,” stated Dr. Surinder Kumar, President and Chief Executive of Vecima. “In addition, the Arrangement allows us to bring Vecima’s portfolio of last-mile wireless solutions to Spectrum’s current market.”

Both Spectrum’s and Vecima’s product portfolios are powered at their core by field programmable gate array chips, digital signal processing chips, and general purpose processors running software tailored to broadband wireless communications.

In addition to the defense market, Vecima intends to target high growth commercial markets such as the public safety, homeland security, satellite communications, and broadband wireless markets which demand a configurable software radio solution to enable the various agencies to communicate in an interoperable manner.

“Vecima has a solid strategic plan to bring Spectrum’s financial results into alignment with our historical profit model in the near term by taking advantage of a single exchange listing and streamlining administrative expenses through economies of scale,” said Dr. Kumar. “We are pleased to see so many Spectrum shareholders elect to receive Vecima shares and look forward to building upon Vecima’s track record of 19 consecutive years of profitability.”

Vecima reiterates its expectation that the acquisition will be immediately accretive to revenues.

About Vecima Networks

Vecima Networks Inc. (TSX:VCM) designs, manufactures and sells products that enable broadband access to cable, wireless and telephony networks. Vecima’s hardware products incorporate original embedded software to meet the complex requirements of next-generation, high-speed digital networks. Service providers use Vecima’s solutions to deliver services to a converging worldwide broadband market, including what are commonly known as “triple play” (voice, video and data) and “quadruple play” (voice, video, data and wireless) services. Vecima’s solutions allow service providers to rapidly and cost-effectively bridge the final network segment that connects the system directly to end users, commonly referred to as “the last mile”, by overcoming the bottleneck resulting from insufficient carrying capacity in legacy, last mile infrastructures. Vecima’s products are directed at three principal markets: Data over Cable, Broadband Wireless and Digital Video. The Company has also developed and continues to focus on developing products to address emerging markets such as Voice over Internet Protocol, fiber to the home and IP video. For more information on Vecima, please visit www.vecimanetworks.com.

Forward-Looking Statements

Certain statements in this news release may constitute forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this news release, such statements are generally identified by the use of such words as “may”, “will”, “expect”, “believe”, “plan”, “intend” and other similar terminology. These statements reflect Vecima’s current expectations regarding future events and operating performance and speak only as of the date of this news release. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. A number of factors including, but not limited to, the factors discussed under “Risk Factors” in the Company’s Annual Information Form dated September 27, 2006 available on SEDAR (www.sedar.com), could cause actual results to differ materially from the results discussed in the forward-looking statements. Although the forward-looking statements contained in this news release are based upon what management of the Company believes are reasonable assumptions, the Company cannot assure investors that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances.

FOR FURTHER INFORMATION PLEASE CONTACT:

Vecima Networks Inc.

Alan Brick

Investor Relations Officer

(250) 881- 1982

invest@vecimanetworks.com

www.vecimanetworks.com

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